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                                                                     Exhibit 4.2





                         THE CONNECTICUT WATER COMPANY

                                       TO

                               STATE STREET BANK
             AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION
                                    TRUSTEE




                      TWENTY-SECOND SUPPLEMENTAL INDENTURE




                           DATED AS OF MARCH 1, 1994

                               TABLE OF CONTENTS


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ARTICLE I - AMENDMENT OF ORIGINAL INDENTURE . . . . . . . . . . . . .  3

ARTICLE II - ADDITIONAL PROVISIONS  . . . . . . . . . . . . . . . . .  5

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         THIS TWENTY-SECOND SUPPLEMENTAL INDENTURE, dated and entered into as of March 1, 1994, by and between THE CONNECTICUT WATER COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Connecticut, having its principal office and place of business in Clinton, County of Middlesex and State of Connecticut (herein sometimes called the "Company"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION (successor to The Connecticut Bank and Trust Company), a national banking association duly organized and existing under and by virtue of the laws of the United States, having its principal office and place of business in Hartford, County of Hartford and State of Connecticut, as trustee (herein sometimes called the "Trustee"):

         WHEREAS the Company executed and delivered to (i) the original Trustee, The Connecticut Bank and Trust Company, an Indenture of Mortgage and Deed of Trust dated as of June 1, 1956, and twelve (12) indentures supplemental thereto (said instruments being herein sometimes called, respectively, the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, et seq. through the Twelfth Supplemental Indenture), (ii) The Connecticut Bank and Trust Company, N.A., the successor to The Connecticut Bank and Trust Company, three (3) indentures supplemental to the Original Indenture (said instruments being herein sometimes called, respectively, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture and the Fifteenth Supplemental Indenture), (iii) The New Connecticut Bank and Trust Company, N.A., the successor to The Connecticut Bank and Trust Company, N.A., one (1) indenture supplemental to the Original Indenture (said instrument being herein sometimes called the Sixteenth Supplemental Indenture), (iv) State Street Bank and Trust Company of Connecticut, National Association, the successor to The New Connecticut Bank and Trust Company, N.A., five (5) indentures supplemental to the Original Indenture (said instruments being herein sometimes called, respectively, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture and the Twenty-First Supplemental Indenture), in all cases to secure its First Mortgage Bonds wherein it is provided that the bonds secured thereby may be issued in one or more series and each series, other than the First Mortgage Bonds, Series A, and First Mortgage Bonds, Series B, shall be created by an indenture supplemental thereto designating the new series to be created and describing and defining the bonds of such series;

         WHEREAS, on September 17, 1990, State Street Bank and Trust Company of Connecticut, National Association acquired and succeeded to all rights, title, interest, authority and appointment of The New Connecticut Bank and Trust Company, N.A., as Trustee under the Indenture, which succession and appointment were ratified and confirmed by the Board of Directors of the Company on May 15, 1991.
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                                      -2-




         WHEREAS the Company has determined to provide for the amendment of
Section 10.03 of the Original Mortgage in compliance with the provisions of
Section 16.04 of the Original Mortgage.

         WHEREAS all acts, proceedings and things necessary to authorize the execution and delivery of these presents and to make these presents and the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture and the Twenty-First Supplemental Indenture (said twenty-three instruments being herein sometimes collectively referred to as the "Indenture") a valid mortgage to secure the payment of the principal of and interest on all bonds at any time issued and outstanding under the Indenture equally and ratably in accordance with the terms of said bonds, have been done and performed;

         NOW, THEREFORE, THIS TWENTY-SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

         That THE CONNECTICUT WATER COMPANY, in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of said bonds by the owners thereof and of the sum of One Dollar lawful money of the United States of America to it duly paid by the Trustee, the receipt whereof is hereby acknowledged, in order to secure the payment both of the principal of and interest on all bonds that may at any time be issued and outstanding under the Indenture according to their tenor and effect and the performance and observance by the Company of all the covenants expressed and implied in the Indenture and in said bonds, without intending in any way to limit or to impugn the validity of the grant of after-acquired property contained in the Original Indenture, has given, granted, bargained, sold, released, conveyed, aligned, assigned, confirmed, transferred, mortgaged, warranted, pledged and set over and does by these presents give, grant, bargain, sell, release, convey, alien, assign, confirm, transfer, mortgage, warrant, pledge and set over unto State Street Bank and Trust Company of Connecticut, National Association (successor to The Connecticut Bank and Trust Company, The Connecticut Bank and Trust Company, N.A. and The New Connecticut Bank and Trust Company, N.A.), as trustee, and to its successors in the trusts hereby and in said Original Indenture created and to them and their assigns forever:

         All and singular the premises, property and franchises of the Company constructed or acquired since the delivery of the Twenty-First Supplemental Indenture (other than property of the nature of that excluded by the granting clauses of the Original Indenture and property properly released from the lien of the Indenture under the terms thereof).

         TO HAVE AND TO HOLD all said franchises and property, real, personal and mixed, conveyed, transferred, assigned, mortgaged or pledged by the Company as aforesaid or intended so to be unto the Trustee, and to its successors in said trust and to them and their assigns forever;

         IN TRUST, nevertheless, for the purposes, with the powers and subject to the agreements, covenants and conditions set forth and expressed in the Original Indenture as heretofore and hereby supplemented, it being agreed as follows, to wit:

                                   ARTICLE I

                        AMENDMENT OF ORIGINAL INDENTURE

         Section 10.03 of the Original Indenture is hereby amended to read as follows:

         SECTION 10.03. (a) While in possession of the mortgaged property and not in default, the Company may, subject to compliance with the requirements of Subsection (b) hereof, (1) dispose of any of its office furniture, furnishings or equipment and any machinery, apparatus, appliances, tools and implements, materials or other movable property, free from the lien of this Indenture, which may have become worn out, disused or undesirable for use; provided that upon so doing the Company shall substitute therefor other property suitable to its business and of equal or greater value, and shall subject such substituted property to the lien hereof; (2) sell, exchange or otherwise dispose of property having an aggregate cost or fair market value, whichever is less, of not more than $5,000; provided that the aggregate cost or fair market value, whichever is less, of all such sales, exchanges or dispositions does not exceed $100,000 in any calendar year; and provided further that the Trustee has received the written certificate of any duly authorized officer of the Company stating that (i) it is no longer necessary or desirable in the proper conduct of the Company's business, or it is otherwise no longer in the best interests of the Company to utilize or operate such property, and (ii) the value and operation of all of the Company's properties subject to the lien hereof, as an entirety, and the
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                                      -4-




security for the bonds, will not thereby be adversely affected; (3) grant, either with or without consideration, easements, rights-of-way, leases, licenses, authority or permits, for fixed periods of time or in perpetuity, over or with respect to any of its property; provided that the Trustee has received the written certificate of any duly authorized officer of the Company stating that (i) the granting of any such easements, rights-of-way, leases, licenses, authority or permits does not substantially impair the continued use and enjoyment by the Company of the property over or in respect of which said easements, rights-of-way, leases, licenses, authority or permits are granted for the purpose for which such property is used by the Company, and (ii) the value and operation of all the Company's properties subject to the lien hereof, as an entirety, and the security for the bonds, will not thereby be adversely affected; and (4) sell, release, surrender, abandon or otherwise dispose of, or assent to or procure a modification of, either with or without consideration, any easement, right-of-way, lease, license, authority or permit over private property or under which it utilizes or operates any of its properties; provided that the Trustee has received the written certificate of any duly authorized officer of the Company stating that (i) it is no longer necessary or desirable in the proper conduct of the Company's business, or it is otherwise no longer in the best interests of the Company, to utilize or operate such properties or to comply with the terms and provisions of such easement, right-of-way, lease, license, authority or permit, and (ii) the value and operation of all the Company's properties subject to the lien hereof, as an entirety, and the security for the bonds, will not thereby be adversely affected.

         (b) The net cash proceeds, if any, received by or on behalf of the Company in consideration for any of the transactions contemplated by clauses
(2), (3) and (4) of subsection (a) hereof, shall be deposited with the Trustee. Any property received by the Company in consideration for any of said transactions shall be subject to the lien hereof.

         (c) In case the Company proposes to transfer or otherwise dispose of or has transferred or otherwise disposed of any property under the conditions authorized by subsection (a) hereof, the Trustee shall, from time to time, execute such instruments of disclaimer, release, quitclaim, waiver, consent or confirmation as may be appropriate upon receipt by the Trustee of a certificate of any duly authorized officer of the Company requesting such action by the Trustee; generally describing the transfer or other disposition; describing the property transferred or disposed of or to be transferred or disposed of; stating that such transfer or other disposition thereof is authorized by subsection (a) hereof; stating that a written disclaimer, release, quitclaim, waiver, consent or confirmation by the Trustee is appropriate; stating that
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                                      -5-




no event of default has happened and is continuing; and stating that such officer has been duly authorized by the Company to provide such certificate.

         (d) In case the Company proposes to transfer or otherwise dispose of or has transferred or otherwise disposed of any property of the character excepted from the lien hereof, the Trustee may, from time to time, execute such instruments of disclaimer, release, quitclaim, waiver, consent or confirmation as may be appropriate upon receipt by the Trustee of a certificate of any duly authorized officer of the Company requesting such action by the Trustee; generally describing the transfer or other disposition and the property transferred or disposed of or to be transferred or disposed of; stating that such property is not subject to the lien hereof; stating that a written disclaimer, release, quitclaim, waiver, consent or confirmation by the Trustee is appropriate; and stating that such officer has been duly authorized by the Company to provide such certificate.


                                   ARTICLE II

                             ADDITIONAL PROVISIONS

         Section 2.01. The Company covenants that it is lawfully seized and possessed of the property described in the granting clauses of this Twenty-Second Supplemental Indenture and that it will warrant and defend the title to said property to the Trustee for the equal pro rata benefit of the holders of all bonds at any time outstanding under the Indenture against the claims and demands of all persons whatsoever.

         Section 2.02. For any default by the Company in the covenants, stipulations, promises and agreements herein contained, the Trustee and the bondholders shall have the same rights and remedies, subject to the same limitations, as are provided in the Original Indenture.

         Section 2.03. The Company covenants that the recitals of fact and statements contained in this Twenty-Second Supplemental Indenture are true, and that the Company is not in default in any respect under any of the provisions of the Original Indenture as heretofore amended or of any of the outstanding bonds.

         Section 2.04. Whenever reference is herein in this Twenty-Second Supplemental Indenture made to a Section or Article of the Original Indenture and such Section or Article has been heretofore amended, then such reference shall be to such Section or Article as so amended, whether or not herein expressly so stated.
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                                      -6-




         Section 2.05. The Company hereby expressly ratifies, adopts, renews, confirms and continues in full force and effect, without limitation, each and every covenant, agreement, condition and provision contained in the Original Indenture as heretofore amended.

         Section 2.06. This Twenty-Second Supplemental Indenture shall be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, THE CONNECTICUT WATER COMPANY has caused these presents to be signed in its name and behalf by its President or Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or Assistant Secretary, and, to evidence its acceptance of the trusts hereby created, STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION has caused these presents to be signed in its name and behalf and its corporate seal to be hereunto affixed and attested by its authorized officials, on the dates hereinafter set forth in the acknowledgement clauses but as of the day and year first above written.

                                          THE CONNECTICUT WATER COMPANY

Attest:
                                          By  /s/ Bertram L. Lenz
                                             ---------------------------
                                               Vice President

/s/ Vincent F. Susco, Jr.
--------------------------
Secretary

Signed, sealed and delivered by
The Connecticut Water Company
in the presence of:

/s/ Wendy L. Mahon
--------------------------

/s/ Lynn Robinson
--------------------------
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                                      -7-




                                          STATE STREET BANK AND TRUST
                                          COMPANY OF CONNECTICUT,
                                          NATIONAL ASSOCIATION

Attest:

/s/ Steven Freedman                       By  /s/ Cauna M. Antonacci
------------------------                     ----------------------------


Signed, sealed and delivered by
State Street Bank and Trust
Company of Connecticut,
National Association
in the presence of:

/s/ W. Jeffrey Kramer
-----------------------------

/s/ William Callahan
-----------------------------
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                                      -8-




STATE OF CONNECTICUT              )
                                  ) ss. Clinton
COUNTY OF MIDDLESEX               )

         On this the 14th day of March, 1994, before me appeared Bertram L. Lenz, Vice President, and Vincent F. Susco, Jr., Secretary, of THE CONNECTICUT WATER COMPANY, a corporation, each of whom severally acknowledged himself to be such respective officer, and Bertram L. Lenz acknowledged that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such Vice President, and Vincent F. Susco, Jr., acknowledged that he, as such Secretary, being authorized so to do, affixed the corporate seal of said corporation to the foregoing instrument and attested the same.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                           /s/ Annette F. Scharf
                                         -----------------------------
                                                 Notary Public



My commission expires: 8/31/97
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                                      -9-



STATE OF CONNECTICUT              )
                                  )  ss. Hartford
COUNTY OF HARTFORD                )

         On this the 11th day of March, 1994, before me appeared Cauna M. Antonacci, Assistant Vice President and Steven M. Freedman, Assistant Secretary of STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, each of whom severally acknowledged himself or herself to be such respective officer, and Cauna M. Antonacci acknowledged that he or she, as such Assistant Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself or herself as such
Assistant Vice President, and Steven M. Freedman   acknowledged that he or she,
as such Assistant Secretary, being authorized so to do, affixed the seal of said corporation to the foregoing instrument and attested the same.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                         /s/ Christina Van Ryzin
                                         ------------------------
                                         Notary Public




My commission expires:  Nov. 30, 1998